EXHIBIT 23(b)




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The BFGoodrich Company on Form S-8 of our reports dated September 11, 1997, on our audits of Rohr, Inc. as of July 31, 1996 and for each of the two years in the period then ended, incorporated by reference in the Annual Report on Form 10-K of The BFGoodrich Company for the year ended December 31, 1997.




/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP



San Diego, California
May 28, 1998